Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 5, 2019, with respect to the financial statements and supplemental information included in the Annual Report of Devon Energy Corporation Incentive Savings Plan on Form 11-K for the year ended December 31, 2018. We consent to the incorporation by reference of said report in the Registration Statement of Devon Energy Corporation on Form S-8 (File No. 333-179181).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

June 5, 2019